CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 35 to the Registration Statement
(Form N-1A, No. 811-09685) of Pioneer High Yield Fund, and to the incorporation by reference of our report, dated
December 21, 2018, on Pioneer High Yield Fund included in the Annual Report to Shareholders for the fiscal year ended October 31, 2018.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
February 25, 2019